SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 6, 2006
ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Charter)
Republic of Liberia
(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645
(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (305) 539-6000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On February 6, 2006, the Compensation Committee (the “Committee”) of the Board of Directors determined the 2005 annual bonus amounts for our “named executive officers” based on the Company’s 2005 results measured against previously established performance goals. The 2005 annual bonus amounts for our named executive officers are as follows: Mr. Richard D. Fain, $2,744,610, Mr. Luis E. Leon, $979,997, Mr. Adam M. Goldstein, $897,356, Mr. Daniel J. Hanrahan, $568,901 and Mr. Brian J. Rice, $548,384. The Committee also approved annual base salary amounts for 2006 for our executive officers. The annual base salaries for Messrs. Hanrahan and Rice were increased to $500,000 and $450,000, respectively. The increases in annual base salaries for our other named executive officers were each less than ten percent.
     In addition, the Committee approved the following target bonus amounts for 2006: Mr. Fain, 130% of his base salary; and Messrs. Leon, Goldstein, Hanrahan and Rice, 70% of their respective base salaries. For each of Messrs. Fain, Leon and Rice, seventy five percent of the target bonus amount will be determined based on company performance goals and 25% of the target bonus amount will be determined based on individual performance goals. For each of Messrs. Goldstein and Hanrahan, 38% of the target bonus amount will be based on brand performance goals, 37% will be based on company performance goals and 25% will be based on individual performance goals.
     The company performance goal for each named executive officer is a net income goal; the brand performance goal is a brand-specific EBITDA goal; and the individual goals are goals established for each executive officer. Depending on the level of net income achieved, the level of brand-specific EBITDA achieved, and/or the individual goals achieved, 5% (for threshold performance) to 300% (for maximum performance) of the target bonus amounts may be awarded. After determining the bonus amount based on these company, brand and individual performance factors, the bonus amount may then be increased or decreased by up to 15% at the discretion of the Committee depending on the EBITDA performance levels of the Company relative to leading industry competitors.
     On February 7, 2006, the Board of Directors approved certain changes to the compensation arrangements for non-employee directors. Effective January 1, 2006, the annual Board retainer is $45,000, the Audit Committee Chairman retainer is $20,000, the Compensation Committee Chairman retainer is $10,000, the retainer for chairs of each of the other Board committees is $6,000, the Audit Committee Member retainer is $10,000 and the retainer for each of the other Board committees is $3,000. The committee and Board meeting fees remain at $1,200 and the annual total cash compensation cap remains at $100,000. In addition, each non-employee director will be eligible to receive an annual grant of equity awards with an aggregate value on the date of grant equal to $70,000. Two-thirds of this grant will be awarded in the form of restricted stock units and one-third in the form of stock options.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.
Date: February 10, 2006	By:	/s/ THOMAS F. MURRILL
		Name:	Thomas F. Murrill
		Title:	Vice President, Chief HR Officer

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